Saxon Mortgage: SAST 2004-3

Characteristics	Total	ARM	Fixed Rate
Scheduled Principal Balance	$505,857,457	$429,997,774	$75,859,683
Average Scheduled Principal Balance	$168,227	$185,105	$110,906
Number of Mortgage Loans	3,007	2,323	684

Weighted Average Gross Coupon	7.206%	7.085%	7.892%
Weighted Average FICO Score	618	616	626
Weighted Average Combined Original LTV	79.50%	79.79%	77.86%

Weighted Average Original Term	354 months	360 months	320 months
Weighted Average Stated Remaining Term	349 months	356 months	306 months
Weighted Average Seasoning	5 months	4 months	14 months

Weighted Average Gross Margin	5.668%	5.668%	0.000%
Weighted Average Minimum Interest Rate	6.308%	6.308%	0.000%
Weighted Average Maximum Interest Rate	13.181%	13.181%	0.000%
Weighted Average Initial Rate Cap	2.866%	2.866%	0.000%
Weighted Average Subsequent Rate Cap	1.029%	1.029%	0.000%
Weighted Average Months to Roll	25 months	25 months	months

ARM	85.00%	100.00%	0.00%
Fixed Rate	15.00%	0.00%	100.00%

1 Year Treasury	0.06%	0.07%	0.00%
2/28 6 Mo LIBOR ARM	23.75%	27.94%	0.00%
2YR IO 2/28 6 Mo LIBOR ARM	0.42%	0.49%	0.00%
3/27 6 Mo LIBOR ARM	18.94%	22.28%	0.00%
3YR IO 3/27 6 Mo LIBOR ARM	0.05%	0.06%	0.00%
5/25 6 Mo LIBOR ARM	0.05%	0.06%	0.00%
5YR IO 2/28 6 Mo LIBOR ARM	32.03%	37.68%	0.00%
5YR IO 3/27 6 Mo LIBOR ARM	9.47%	11.14%	0.00%
5YR IO 5/25 6 Mo LIBOR ARM	0.09%	0.11%	0.00%
6 Mo LIBOR ARM 30 Yr	0.15%	0.17%	0.00%
Balloon 15/30	1.16%	0.00%	7.73%
Fixed Rate 10 Year	0.13%	0.00%	0.86%
Fixed Rate 15 Year	1.25%	0.00%	8.35%
Fixed Rate 20 Year	1.07%	0.00%	7.15%
Fixed Rate 30 Year	10.77%	0.00%	71.79%
Fixed Rate 5/25 Int Only	0.62%	0.00%	4.12%

Interest Only	42.68%	49.48%	4.12%
Not Interest Only	57.32%	50.52%	95.88%

Prepay Penalty: 0 months	33.02%	31.57%	41.25%
Prepay Penalty: 12 months	1.10%	0.41%	5.00%
Prepay Penalty: 24 months	38.64%	45.39%	0.38%
Prepay Penalty: 30 months	0.78%	0.35%	3.22%
Prepay Penalty: 36 months	25.89%	21.98%	48.08%
Prepay Penalty: 42 months	0.02%	0.03%	0.00%
Prepay Penalty: 60 months	0.55%	0.28%	2.07%

First Lien	100.00%	100.00%	100.00%

Full Documentation	69.70%	68.95%	73.95%
Limited Documentation	3.62%	2.65%	9.09%
No Ratio	0.01%	0.00%	0.06%
Stated Documentation	26.68%	28.40%	16.90%

Cash Out Refinance	66.38%	64.51%	76.98%
Purchase	28.96%	31.26%	15.87%
Rate/Term Refinance	4.66%	4.22%	7.15%

Condo High-Rise	0.68%	0.67%	0.69%
Condo Low-Rise	5.24%	5.43%	4.13%
Manufactured Housing	0.32%	0.18%	1.17%
PUD	13.36%	14.74%	5.51%
Single Family Attached	1.11%	1.16%	0.83%
Single Family Detached	75.48%	74.07%	83.48%
Townhouse	1.34%	1.43%	0.87%
Two-Four Family	2.48%	2.33%	3.31%

Investor	2.41%	1.92%	5.19%
Primary	97.40%	97.85%	94.81%
Second Home	0.19%	0.23%	0.00%

Top 5 States	CA 26.09%	CA 28.36%	CA 13.21%
	VA 8.14%	VA 8.42%	TX 9.02%
	MD 7.51%	MD 8.26%	GA 7.32%
	FL 6.69%	FL 6.78%	VA 6.54%
	NY 4.98%	NY 4.87%	FL 6.23%